UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 31, 2017

Commission File Number	Name of Registrant; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On March 31, 2017, ExGen Renewables Holdings, LLC (“Holdings”), a wholly-owned subsidiary of Exelon Generation Company, LLC (“Exelon Generation”), and John Hancock Life Insurance Company (U.S.A.) (“Hancock”) entered into a Purchase Agreement (the “Purchase Agreement”), under which Hancock agreed to purchase 49% of the membership interests of ExGen Renewables Partners, LLC (“Partners”), an owner and operator of approximately 1,296 megawatts of operating wind and solar electric generating facilities. This portfolio consists of 30 different projects located in 13 states and represents approximately 34.9% of Exelon Generation’s renewable generation assets and 4.0% of Exelon Generation’s total generation assets.
The purchase price is $400 million, subject to certain working capital and other post-closing adjustments. Sales proceeds will be used to pay down debt and for general corporate purposes. Upon consummation of the transaction, Holdings will be the managing member of Partners and have day-to-day control and management over Partners and its renewable generation portfolio. The transaction does not impact Exelon Generation’s commitment to advancing clean energy and supporting its existing renewables business.

Consummation of the transaction is expected in the late second quarter or early third quarter and is subject to various customary closing conditions, including receipt of regulatory approvals from the Federal Energy Regulatory Commission and Public Utility Commission of Texas. After consummation, Partners will have a right of first offer to purchase from Exelon Generation renewable generation projects meeting certain criteria prior to Exelon Generation selling such projects to unaffiliated third parties. The Purchase Agreement contains customary representations, covenants and termination rights for both Holdings and Hancock.

* * * * *

This combined Form 8-K is being filed separately by Exelon Corporation (Exelon) and Generation (collectively, the Registrants). Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC

April 3, 2017